FIRST QUARTER 2024
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,590,552	1,322,200	1,453 (1)	—	—

Bellevue	1,032,683	—	—	—	—

Portland	912,592	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,058,523	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	53%
	Retail (3)	3.1	million	43%	25%
Data is as of March 31, 2024.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended March 31, 2024. Reconciliation of NOI to net income is included in the Glossary of Terms.
(3) Does not include mixed-use retail.

First Quarter 2024 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyber attacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; on-going and/or potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2024 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

First Quarter 2024 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2024	December 31, 2023

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,516,354	$3,502,251
Construction in progress	235,719	239,030
Held for development	487	487
	3,752,560	3,741,768
Accumulated depreciation	(1,061,670)	(1,036,453)
Net real estate	2,690,890	2,705,315
Cash and cash equivalents	98,553	82,888
Accounts receivable, net	7,606	7,624
Deferred rent receivable, net	90,884	89,210
Other assets, net	100,266	99,644
TOTAL ASSETS	$2,988,199	$2,984,681
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,691	$74,669
Unsecured notes payable, net	1,615,608	1,614,958
Accounts payable and accrued expenses	65,292	61,312
Security deposits payable	8,862	8,880
Other liabilities and deferred credits, net	68,358	71,187
Total liabilities	1,832,811	1,831,006
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,894,491 and 60,895,786 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	609	609
Additional paid in capital	1,470,823	1,469,206
Accumulated dividends in excess of net income	(281,183)	(280,239)
Accumulated other comprehensive income	9,304	8,282
Total American Assets Trust, Inc. stockholders' equity	1,199,553	1,197,858
Noncontrolling interests	(44,165)	(44,183)
Total equity	1,155,388	1,153,675
TOTAL LIABILITIES AND EQUITY	$2,988,199	$2,984,681

First Quarter 2024 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2024	2023
REVENUE:
Rental income	$105,021	$102,710
Other property income	5,674	5,044
Total revenue	110,695	107,754
EXPENSES:
Rental expenses	29,841	27,506
Real estate taxes	11,246	11,632
General and administrative	8,842	8,999
Depreciation and amortization	30,217	29,901
Total operating expenses	80,146	78,038
OPERATING INCOME	30,549	29,716
Interest expense, net	(16,255)	(15,729)
Other income (expense), net	10,329	6,679
NET INCOME	24,623	20,666
Net income attributable to restricted shares	(196)	(189)
Net income attributable to unitholders in the Operating Partnership	(5,167)	(4,341)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$19,260	$16,136

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.32	$0.27
Weighted average shares of common stock outstanding - basic	60,309,921	60,144,609
Diluted income from continuing operations attributable to common stockholders per share	$0.32	$0.27
Weighted average shares of common stock outstanding - diluted	76,491,458	76,326,146

First Quarter 2024 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2024	2023
Funds from Operations (FFO) (1)
Net income	$24,623	$20,666
Depreciation and amortization of real estate assets	30,217	29,901
FFO, as defined by NAREIT	54,840	50,567
Less: Nonforfeitable dividends on restricted stock awards	(192)	(187)
FFO attributable to common stock and common units	$54,648	$50,380

FFO per diluted share/unit	$0.71	$0.66

Weighted average number of common shares and common units, diluted (2)	76,500,185	76,330,711

Funds Available for Distribution (FAD) (1)	$44,155	$37,232

Dividends
Dividends declared and paid	$25,821	$25,377
Dividends declared and paid per share/unit	$0.335	$0.330

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

First Quarter 2024 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2024	2023
Funds Available for Distribution (FAD) (1)
FFO	$54,840	$50,567
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(9,951)	(13,118)
Net effect of straight-line rents (3)	(2,299)	(2,219)
Amortization of net above (below) market rents (4)	(743)	(784)
Net effect of other lease assets (5)	48	54
Amortization of debt issuance costs and debt fair value adjustment	835	884
Non-cash compensation expense	1,617	2,035
Nonforfeitable dividends on restricted stock awards	(192)	(187)
FAD	$44,155	$37,232

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$5,384	$6,004
Maintenance capital expenditures	4,567	7,114
	$9,951	$13,118

Notes:
(1)    See Glossary of Terms.
(2)    For the three months ended March 31, 2024 and 2023, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

First Quarter 2024 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2024 Guidance Range (1)(2)		Revised 2024 Guidance Range (2)
Funds from Operations (FFO):
Net income	$54,633	$65,330	$57,667	$65,320
Depreciation and amortization of real estate assets	113,470	113,470	114,520	114,520
FFO, as defined by NAREIT	168,103	178,800	172,187	179,840
Less: Nonforfeitable dividends on restricted stock awards	(772)	(772)	(770)	(770)
FFO attributable to common stock and units	$167,331	$178,028	$171,417	$179,070
Weighted average number of common shares and units, diluted	76,406,801	76,406,801	76,525,480	76,525,480
FFO per diluted share, updated	$2.19	$2.33	$2.24	$2.34

Notes:
(1)    The Prior 2024 Guidance Range as reported in the company's Fourth Quarter 2023 Supplemental Information.
(2)    Management will discuss the company's revised guidance in more detail during tomorrow's earnings call. Except as discussed during the call, the company's revised guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, debt financing or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

First Quarter 2024 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2024 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$51,675	$26,026	$16,299	$16,688	$110,688
Non-same store	7	—	—	—	7
Total	51,682	26,026	16,299	16,688	110,695
Real estate expenses
Same-store	14,690	8,301	6,981	10,813	40,785
Non-same store	302	—	—	—	302
Total	14,992	8,301	6,981	10,813	41,087
Net Operating Income (NOI)
Same-store	36,985	17,725	9,318	5,875	69,903
Non-same store	(295)	—	—	—	(295)
Total	$36,690	$17,725	$9,318	$5,875	$69,608
Same-store NOI	$36,985	$17,725	$9,318	$5,875	$69,903
Net effect of straight-line rents (2)	(2,889)	204	195	191	(2,299)
Amortization of net above (below) market rents (3)	(483)	(260)	—	—	(743)
Net effect of other lease assets (4)	36	13	—	—	49
Tenant improvement reimbursements (5)	(134)	(1)	—	—	(135)
Same-store cash NOI (5)	$33,515	$17,681	$9,513	$6,066	$66,775

Same-store cash NOI - Excluding Construction in Progress Write-off (6)	$33,515	$18,204	$9,513	$6,066	$67,298

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on March 31, 2024 and 2023. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(6)    The company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2024	2023	Change
Cash Basis:
Office	$33,515	$33,515	—%
Retail	17,681	17,699	(0.1)
Multifamily	9,513	9,055	5.1
Mixed-Use	6,066	5,495	10.4
Same-store Cash NOI (1)	$66,775	$65,764	1.5%

In the first quarter, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment. Excluding such non-recurring costs, same-store cash NOI by segment was as follows:

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2024	2023	Change
Cash Basis:
Office	$33,515	$33,515	—%
Retail	18,204	17,699	2.9
Multifamily	9,513	9,055	5.1
Mixed-Use	6,066	5,495	10.4
Same-store Cash NOI - Excluding Construction in Progress Write-off	$67,298	$65,764	2.3%

Notes:
(1)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2024	2023	Change
Cash Basis:
Office	$33,415	$33,401	—%
Retail	17,681	17,699	(0.1)
Multifamily	9,513	9,055	5.1
Mixed-Use	6,066	5,495	10.4
Same-store Cash NOI with Redevelopment (1)	$66,675	$65,650	1.6%

In the first quarter, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment. Excluding such non-recurring costs, same-store cash NOI with redevelopment by segment was as follows:

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2024	2023	Change
Cash Basis:
Office	$33,415	$33,401	—%
Retail	18,204	17,699	2.9
Multifamily	9,513	9,055	5.1
Mixed-Use	6,066	5,495	10.4
Same-store Cash NOI with Redevelopment - Excluding Construction in Progress Write-off	$67,198	$65,650	2.4%

Notes:
(1)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2024
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$15,106	$8,959	$8,182	$—	$32,247
Northern California	5,088	2,415	—	—	7,503
Hawaii	—	2,532	—	6,066	8,598
Oregon	5,476	200	1,331	—	7,007
Texas	—	3,576	—	—	3,576
Washington	7,683	—	—	—	7,683
Total Cash NOI	$33,353	$17,682	$9,513	$6,066	$66,614

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended March 31, 2024

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
11%
Washington
12%
Hawaii
13%
Texas
5%
Northern California
11%
Southern California
48%

Mixed-Use
9%
Retail
27%
Multifamily
14%
Office
50%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2024
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$8,544	$199	$2,238	$(2,945)	$—	$8,036
Torrey Reserve Campus (7)	6,501	486	366	(1,775)	(529)	5,049
Torrey Point	1,454	108	10	(398)	(321)	853
Solana Crossing	2,088	15	95	(586)	(360)	1,252
The Landmark at One Market	10,357	80	305	(3,391)	(2,164)	5,187
One Beach Street	—	—	—	(99)	—	(99)
First & Main	2,752	212	748	(823)	85	2,974
Lloyd Portfolio (7)	3,664	338	169	(1,526)	(31)	2,614
City Center Bellevue	6,311	506	288	(1,782)	(280)	5,043
Eastgate Office Park	1,174	24	571	(756)	(43)	970
Corporate Campus East III	1,130	60	456	(465)	(7)	1,174
Bel-Spring 520	515	11	225	(255)	—	496
Subtotal Office Portfolio	$44,490	$2,039	$5,471	$(14,801)	$(3,650)	$33,549
Retail Portfolio
Carmel Country Plaza	$974	$31	$220	$(244)	$2	$983
Carmel Mountain Plaza	3,592	116	944	(1,003)	(77)	3,572
South Bay Marketplace	614	35	227	(232)	—	644
Gateway Marketplace	648	—	223	(259)	(24)	588
Lomas Santa Fe Plaza	1,667	16	293	(465)	3	1,514
Solana Beach Towne Centre	1,699	17	539	(597)	—	1,658
Del Monte Center	2,324	215	904	(1,312)	—	2,131
Geary Marketplace	289	—	135	(140)	—	284
The Shops at Kalakaua	272	15	51	(94)	—	244
Waikele Center	3,213	212	977	(2,119)	5	2,288
Alamo Quarry Market	3,729	177	1,391	(1,724)	3	3,576
Hassalo on Eighth - Retail	255	25	41	(111)	(10)	200
Subtotal Retail Portfolio	$19,276	$859	$5,945	$(8,300)	$(98)	$17,682

First Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2024
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,387	$259	$—	$(1,705)	$(59)	$2,882
Imperial Beach Gardens	1,191	68	—	(480)	—	779
Mariner's Point	528	42	—	(263)	(1)	306
Santa Fe Park RV Resort	443	47	—	(279)	—	211
Pacific Ridge Apartments	6,102	211	—	(2,303)	(6)	4,004
Hassalo on Eighth - Multifamily	2,934	394	—	(1,953)	(44)	1,331
Subtotal Multifamily Portfolio	$15,585	$1,021	$—	$(6,983)	$(110)	$9,513
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,270	$1,161	$916	$(1,706)	$(12)	$2,629
Waikiki Beach Walk - Embassy Suites™	10,730	1,814	—	(9,107)	—	3,437
Subtotal Mixed-Use Portfolio	$13,000	$2,975	$916	$(10,813)	$(12)	$6,066
Subtotal Development Properties	$—	$7	$—	$(203)	$—	$(196)
Total	$92,351	$6,901	$12,332	$(41,100)	$(3,870)	$66,614
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2024 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $3.8 million for the three months ended March 31, 2024. Total abatements for our retail portfolio were $0.1 million for the three months ended March 31, 2024. The abatements for our mixed-use portfolio were minimal for the three months ended March 31, 2024. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended March 31, 2024. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2024. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.1 million in the aggregate for the three months ended March 31, 2024. A reconciliation of base rent to rental income is shown below:

Base Rent	$92,351
Billed Expense Reimbursement	12,332
Percentage Rent	548
Straight-line rent components	2,299
Other Rental Income*	(2,509)
Rental Income	$105,021
•Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.
(2)    Represents additional property-related income for the three months ended March 31, 2024, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

First Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(3)    Represents billed tenant expense reimbursements for the three months ended March 31, 2024.
(4)    Represents property operating expenses for the three months ended March 31, 2024. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, and tenant improvement reimbursements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended March 31, 2024.

First Quarter 2024 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2024
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$3,740	$1,905	$5,645	$903	$2,438	$8,986
Retail Portfolio	1,474	1,305	2,779	—	—	2,779
Multifamily Portfolio	—	1,200	1,200	—	—	1,200
Mixed-Use Portfolio	170	157	327	—	—	327
Total	$5,384	$4,567	$9,951	$903	$2,438	$13,292

First Quarter 2024 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	March 31, 2024	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (4)	150,000	5.57%	157,004	January 5, 2025
Term Loan C (5)	75,000	5.57%	78,502	January 5, 2025
Series F Notes (6)	100,000	3.85%	101,764	July 19, 2024
Series B Notes	100,000	4.45%	104,462	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (7)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (8)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (9)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (10)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (11)	$1,625,000	3.97%	$486,637

Unsecured Line of Credit (12)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.3 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(5)    On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(7)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(8)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(9)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(10)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(11)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $9.4 million.
(12)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.1 million.

First Quarter 2024 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	March 31, 2024
Common shares outstanding	60,894
Common units outstanding	16,182
Common shares and common units outstanding	77,076
Market price per common share	$21.91
Equity market capitalization	$1,688,735
Total debt	$1,700,000
Total market capitalization	$3,388,735
Less: Cash on hand	$(98,553)
Total enterprise value	$3,290,182
Total unencumbered assets, gross	$3,761,666

Total debt/Total capitalization			50.2%
Total debt/Total enterprise value			51.7%
Net debt/Total enterprise value (1)			48.7%
Total unencumbered assets, gross/Unsecured debt			231.5%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	6.0	x	6.7	x
Net debt/Adjusted EBITDA (1)(2)(3)	5.7	x	6.3	x
Interest coverage ratio (4)	4.1	x	3.6	x
Fixed charge coverage ratio (4)	4.1	x	3.6	x

Debt Covenants (3.375% Senior Notes) (5)	Covenant		March 31, 2024
Aggregate Debt Test	< 60%		44.1%
Debt Service Test	> 1.5x		3.8x
Secured Debt Test	< 40%		1.9%
Maintenance of Total Unencumbered Assets	> 150%		220.3%

Debt Maturity Schedule
as of March 31, 2024
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$425
$350
$75
$100
$150
$500
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2024	2025	2026	2027	2028	2029	2030	2031
	3.8%	5.1%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	4.0%
Weighted Average Term to Maturity (in years):	3.8

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2024, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes.
Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

First Quarter 2024 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	March 2024	6.5% - 7.5%	213,000	6.8%	2025/2026	$121,026	$175,000

One Beach Street	San Francisco, CA	February 2021	July 2023	TBD	102,000	—%	2025/2026	$33,968	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2024 Supplemental Information	Page

PORTFOLIO DATA

First Quarter 2024 Supplemental Information	Page

PROPERTY REPORT

As of March 31, 2024				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Leased	Retail
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons (7)	San Diego, CA	2008/2014	2	724,654	99.0%	$46,361,096	$64.62
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	89.0	25,535,217	52.45
Torrey Point	San Diego, CA	2017	2	94,854	100.0	5,852,014	61.69
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	84.2	9,033,089	47.89
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	422,426	100.0	41,429,941	98.08
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	362,633	90.7	11,043,213	33.58
Lloyd Portfolio	Portland, OR	1940-2015	3	549,959	86.0	14,617,840	30.91
City Center Bellevue	Bellevue, WA	1987	1	498,606	87.9	25,360,362	57.86
Eastgate Office Park	Bellevue, WA	1985	4	281,204	55.5	6,682,301	42.82
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.0	6,529,642	48.14
Bel-Spring 520	Bellevue, WA	1983	2	93,295	71.1	2,952,170	44.51
Subtotal/Weighted Average Office Portfolio (9)			39	4,058,523	86.4%	$195,396,885	$55.72
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	91.8%	$3,975,623	$55.45		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (10)	San Diego, CA	1994/2014	15	528,416	98.8	14,414,619	27.61	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (10)	San Diego, CA	1997	9	132,877	97.8	2,457,391	18.91		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,601,488	20.35	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	97.7	6,654,116	32.70		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	97.2	6,874,363	28.67		Dixieline Probuild, Marshalls
Del Monte Center (10)	Monterey, CA	1967/1984/2006	16	673,155	82.4	9,834,888	17.73	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	96.7	1,231,014	36.21		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	990,000	109.17		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	99.7	12,825,042	30.77	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (10)	San Antonio, TX	1997/1999	16	588,148	98.8	14,962,791	25.75	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	971,592	33.53		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (9)			107	3,092,616	94.4%	$77,792,927	$26.65
Total/Weighted Average Office and Retail Portfolio (9)			146	7,151,139	89.9%	$273,189,812	$42.49

First Quarter 2024 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of March 31, 2024
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	95.1%	$17,678,568	$2,827
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	93.8	4,698,120	$2,609
Mariner's Point	Imperial Beach, CA	1986	8	88	90.9	2,300,556	$2,397
Santa Fe Park RV Resort (11)	San Diego, CA	1971/2007-2008	1	124	77.4	1,895,376	$1,646
Pacific Ridge Apartments	San Diego, CA	2013	3	533	95.5	24,624,852	$4,031
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	94.9	3,229,860	$1,602
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	89.6	6,185,772	$1,707
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	93.0	2,485,632	$1,558
Total/Weighted Average Multifamily Portfolio			121	2,110	92.8%	$63,098,736	$2,685

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	95.4%	$9,645,825	$108		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (12)	Daily Rate (12)	Available Room (12)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	89.8%	$356	$320
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2024, including leases which may not have commenced as of March 31, 2024. Percentage leased for our multifamily properties includes total units rented and occupied as of March 31, 2024.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended March 31, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $35,688,370 to our estimate of annual triple net operating expenses of $10,672,726 for an estimated annualized base rent on a modified gross lease basis of $46,361,096 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,692,807 to our estimate of annual triple net operating expenses of $1,989,495 for an estimated annualized base rent on a modified gross lease basis of $6,682,302 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,521,042 to our estimate of annual triple net operating expenses of $2,008,600 for an estimated annualized base rent on a modified gross lease basis of $6,529,642 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $2,019,982 to our estimate of annual triple net operating expenses of $932,188 for an estimated annualized base rent on a modified gross lease basis of $2,952,170 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2024. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2024. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

First Quarter 2024 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    Data for La Jolla Commons does not include La Jolla Commons - Tower III, which remains under development. However, as of March 31, 2024, 14,074 out of 206,231 rentable square feet, or 6.8%, of La Jolla Commons - Tower III has been leased.
(8)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(9)    Lease data for signed but not commenced leases as of March 31, 2024 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	62,260	$3,081,542	$49.49	$56.47
Retail Portfolio	47,417	$1,044,433	$22.03	$27.00
Total Retail and Office Portfolio	109,677	$4,125,975	$37.62	$43.09
(a)    Office portfolio leases signed but not commenced of 19,006, 36,007, and 7,247 square feet are expected to commence during the second, third, and fourth quarters of 2024, respectively. Retail portfolio leases signed but not commenced of 33,430, 10,786, and 3,201 square feet are expected to commence during the third and fourth quarters of 2024 and first quarter of 2025, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of March 31, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of March 31, 2024, by square footage under lease as of March 31, 2024.
(10)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$974,581
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$423,455
(11)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2024, the highest average monthly occupancy rate for this property was 93.5%, occurring in August 2023. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(12)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2024, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2024 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2024 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2024 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of March 31, 2024
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	12	100%	80,434	$59.57	$55.23	$349,604	7.9%	10.9%	7.0	$3,513,436	$43.68
4th Quarter 2023	7	100%	22,837	$55.00	$44.93	$229,839	22.4%	30.1%	3.8	$444,742	$19.47
3rd Quarter 2023	7	100%	62,963	$59.45	$55.57	$244,588	7.0%	13.5%	7.6	$4,785,515	$76.01
2nd Quarter 2023	12	100%	119,307	$82.89	$85.93	$(362,425)	(3.5)%	4.5%	4.6	$5,407,994	$45.33
Total 12 months	38	100%	285,541	$68.92	$67.31	$461,606	2.4%	9.1%	5.9	$14,151,687	$49.56

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	3	25%	22,658	$53.80	$47.27	$148,025	13.8%	19.4%	5.3	$866,025	$38.22
4th Quarter 2023	2	29%	6,664	$62.90	$34.13	$191,701	84.3%	85.0%	3.9	$61,542	$9.23
3rd Quarter 2023	2	29%	27,388	$61.46	$56.00	$149,586	9.8%	12.7%	9.3	$2,813,360	$102.72
2nd Quarter 2023	3	25%	6,431	$40.42	$32.86	$48,626	23.0%	19.6%	3.8	$194,677	$30.27
Total 12 months	10	26%	63,141	$56.72	$48.20	$537,938	17.7%	21.0%	6.7	$3,935,604	$62.33

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	9	75%	57,776	$61.84	$58.35	$201,579	6.0%	8.3%	7.7	$2,647,411	$45.82
4th Quarter 2023	5	71%	16,173	$51.75	$49.39	$38,138	4.8%	13.6%	3.7	$383,200	$23.69
3rd Quarter 2023	5	71%	35,575	$57.90	$55.23	$95,002	4.8%	14.2%	6.4	$1,972,155	$55.44
2nd Quarter 2023	9	75%	112,876	$85.31	$88.95	$(411,051)	(4.1)%	4.2%	4.7	$5,213,317	$46.19
Total 12 months	28	74%	222,400	$72.39	$72.73	$(76,332)	(0.5)%	6.7%	5.7	$10,216,083	$45.94

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	18	124,605	$55.47	7.6	$8,106,666	$65.06
4th Quarter 2023	11	35,110	$53.17	3.8	$4,944,742	$140.84
3rd Quarter 2023	10	87,081	$58.77	7.9	$7,764,240	$89.16
2nd Quarter 2023	13	120,365	$82.50	4.6	$5,410,110	$44.95
Total 12 months	52	367,161	$64.89	6.3	$26,225,758	$71.43
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.

First Quarter 2024 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of March 31, 2024
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	26	100%	103,311	$38.03	$37.30	$75,109	1.9%	22.3%		4.7	$358,355	$3.47
4th Quarter 2023	18	100%	108,260	$31.29	$29.31	$214,362	6.8%	12.8%		5.2	$80,000	$0.74
3rd Quarter 2023	25	100%	131,839	$33.70	$30.65	$329,613	8.2%	18.7%		6.6	$2,208,260	$16.75
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
Total 12 months	89	100%	440,365	$34.22	$32.44	$712,262	5.0%	16.6%		5.4	$2,656,615	$6.03

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	2	8%	4,783	39.25	28.78	50,073	36.4%	—%	(6)	6.4	$196,780	$41.14
4th Quarter 2023	1	6	1,036	174	92.66	84,264	87.8%	—%	(6)	5.0	$65,000	$62.74
3rd Quarter 2023	—	—	—	—	—	—	—%	—%	(6)	—	—	—
2nd Quarter 2023	—	—	—	—	—	—	—%	—%	(6)	—	$—	—
Total 12 months	3	3%	5,819	$63.24	$40.15	$134,337	57.5%	—%	(6)	6.2	$261,780	$44.99

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	24	92%	98,528	$37.97	$37.72	$25,036	0.7%	15.7%		4.6	$161,575	$1.64
4th Quarter 2023	17	94%	107,224	$29.91	$28.70	$130,098	4.2%	12.8%		5.2	$15,000	$0.14
3rd Quarter 2023	25	100%	131,839	$33.70	$30.65	$329,613	8.2%	18.7%		6.6	$2,208,260	$16.75
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
Total 12 months	86	97%	434,546	$33.83	$32.34	$577,925	4.1%	14.3%		5.4	$2,394,835	$5.51

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2024	30	109,414	$39.61	4.8	$687,274	$6.28
4th Quarter 2023	21	112,065	$31.80	5.1	$305,000	$2.72
3rd Quarter 2023	28	135,535	$34.30	6.6	$2,446,835	$18.05
2nd Quarter 2023	21	121,955	$30.83	5.8	$3,360,000	$27.55
Total 12 months	100	478,969	$34.04	5.6	$6,799,109	$14.19
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

First Quarter 2024 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of March 31, 2024
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	521	95.1%	$17,678,568	$2,827
4th Quarter 2023	519	94.7%	$17,026,908	$2,734
3rd Quarter 2023	511	93.3%	$17,009,628	$2,772
2nd Quarter 2023	510	93.1%	$16,755,024	$2,737

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	150	93.8%	$4,698,120	$2,609
4th Quarter 2023	148	92.5%	$4,703,988	$2,649
3rd Quarter 2023	152	95.0%	$4,808,556	$2,636
2nd Quarter 2023	154	96.3%	$4,612,428	$2,495

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	80	90.9%	$2,300,556	$2,397
4th Quarter 2023	77	87.5%	$2,288,280	$2,476
3rd Quarter 2023	83	94.3%	$2,309,616	$2,319
2nd Quarter 2023	86	97.7%	$2,353,596	$2,281

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	96	77.4%	$1,895,376	$1,646
4th Quarter 2023	105	84.7%	$1,521,684	$1,207
3rd Quarter 2023	96	77.4%	$1,699,872	$1,476
2nd Quarter 2023	108	87.1%	$2,312,868	$1,785

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	509	95.5%	$24,624,852	$4,031
4th Quarter 2023	501	94.0%	$23,798,100	$3,958
3rd Quarter 2023	474	88.9%	$23,238,756	$4,087
2nd Quarter 2023	367	68.9%	$17,518,836	$3,975

First Quarter 2024 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2024
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	168	94.9%	$3,229,860	$1,602
4th Quarter 2023	170	96.1%	$3,329,628	$1,631
3rd Quarter 2023	154	87.0%	$3,003,696	$1,625
2nd Quarter 2023	158	89.3%	$3,088,440	$1,628

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	302	89.6%	$6,185,772	$1,707
4th Quarter 2023	298	88.4%	$6,036,279	$1,689
3rd Quarter 2023	292	86.7%	$5,938,488	$1,694
2nd Quarter 2023	300	89.0%	$5,894,628	$1,638

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	133	93.0%	$2,485,632	$1,558
4th Quarter 2023	130	90.9%	$2,507,436	$1,607
3rd Quarter 2023	126	88.1%	$2,427,120	$1,605
2nd Quarter 2023	130	90.9%	$2,402,484	$1,540

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2024	1,959	92.8%	$63,098,736	$2,685
4th Quarter 2023	1,948	92.3%	$61,212,303	$2,619
3rd Quarter 2023	1,888	89.5%	$60,435,732	$2,667
2nd Quarter 2023	1,813	85.9%	$54,938,304	$2,526

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

First Quarter 2024 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of March 31, 2024
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2024	89,558	95.4%	$9,645,825	$108
4th Quarter 2023	89,329	95.1%	$9,545,747	$107
3rd Quarter 2023	89,329	95.1%	$9,542,378	$107
2nd Quarter 2023	88,856	94.6%	$9,505,364	$107

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2024	331	89.8%	$356	$320
4th Quarter 2023	314	85.2%	$362	$309
3rd Quarter 2023	330	89.3%	$392	$350
2nd Quarter 2023	311	84.4%	$370	$312
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of March 31, 2024, including leases which may not have commenced as of March 31, 2024.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2024.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2024, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2024 Supplemental Information	Page

LEASE EXPIRATIONS

As of March 31, 2024
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	59,549	1.5%	0.8%	$0.93	12,879	0.4%	0.2%	$44.47	9,822	10.5%	0.1%	$73.47	82,250	1.1%	$16.41
2024	234,859	5.8	3.2	$43.03	99,770	3.2	1.4	$45.17	2,395	2.5	—	$110.26	337,024	4.7	$44.14
2025	309,754	7.6	4.3	$39.44	302,725	9.8	4.2	$29.60	24,856	26.5	0.3	$88.20	637,335	8.8	$36.67
2026	392,826	9.7	5.4	$44.27	294,003	9.5	4.1	$33.98	6,588	7.0	0.1	$161.00	693,417	9.6	$41.02
2027	420,840	10.4	5.8	$54.86	468,778	15.2	6.5	$30.00	4,614	4.9	0.1	$140.28	894,232	12.3	$42.27
2028	464,273	11.4	6.4	$56.02	729,197	23.6	10.1	$18.95	14,408	15.3	0.2	$130.26	1,207,878	16.7	$34.53
2029	880,491	21.7	12.2	$65.46	404,847	13.1	5.6	$24.30	5,165	5.5	0.1	$157.79	1,290,503	17.8	$52.92
2030	284,183	7.0	3.9	$42.25	45,228	1.5	0.6	$38.02	—	—	—	—	329,411	4.5	$41.67
2031	158,800	3.9	2.2	$44.85	157,459	5.1	2.2	$26.00	14,965	15.9	0.2	116.65	331,224	4.6	$39.13
2032	8,335	0.2	0.1	$64.08	146,772	4.7	2.0	$28.94	—	—	—	—	155,107	2.1	$30.83
2033	60,445	1.5	0.8	$63.52	58,977	1.9	0.8	$37.06	5,374	5.7	0.1	60.00	124,796	1.7	$50.86
Thereafter	171,212	4.2	2.4	$57.22	151,701	4.9	2.1	$25.05	—	—	—	—	322,913	4.5	$42.11
Signed Leases Not Commenced	62,260	1.5	0.9	—	47,417	1.5	0.7	—	1,371	1.5	—	—	111,048	1.5	—
Available	550,696	13.6	7.6	—	172,863	5.6	2.4	—	4,367	4.6	0.1	—	727,926	10.2	—
Total (2)	4,058,523	100.0%	56.0%	$44.30	3,092,616	100.0%	42.7%	$25.15	93,925	100.0%	1.3%	$102.70	7,245,064	100.0%	$36.88

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	59,549	1.5%	0.8%	$0.93	12,879	0.4%	0.2%	$44.47	9,822	10.5%	0.1%	$73.47	82,250	1.1%	$16.41
2024	109,265	2.7	1.5	$45.99	59,604	1.9	0.8	$46.19	2,395	2.5	—	$110.26	171,264	2.4	$46.96
2025	115,450	2.8	1.6	$46.64	129,887	4.2	1.8	$29.56	13,298	14.2	0.2	$127.49	258,635	3.6	$42.22
2026	78,398	1.9	1.1	$38.52	82,745	2.7	1.1	$41.76	3,547	3.8	—	$170.43	164,690	2.3	$42.99
2027	100,583	2.5	1.4	$46.63	188,295	6.1	2.6	$31.84	3,703	3.9	0.1	$152.66	292,581	4.0	$38.45
2028	105,029	2.6	1.4	$44.15	112,368	3.6	1.6	$31.72	7,494	8.0	0.1	$107.04	224,891	3.1	$40.03
2029	162,925	4.0	2.2	$49.34	115,018	3.7	1.6	$30.24	4,192	4.5	0.1	$194.41	282,135	3.9	$43.71
2030	218,453	5.4	3.0	$34.59	66,790	2.2	0.9	$35.66	11,558	12.3	0.2	$43.00	296,801	4.1	$35.16
2031	236,920	5.8	3.3	$51.54	52,371	1.7	0.7	$56.15	18,006	19.2	0.2	$122.28	307,297	4.2	$56.47
2032	287,353	7.1	4.0	$50.30	192,842	6.2	2.7	$27.90	911	1.0	—	$90.00	481,106	6.6	$41.40
2033	307,476	7.6	4.2	$60.99	200,940	6.5	2.8	$22.87	6,914	7.4	0.1	$155.43	515,330	7.1	$47.39
Thereafter	1,664,166	41.0	23.0	$57.67	1,658,597	53.6	22.9	$23.42	6,347	6.8	0.1	$50.80	3,329,110	46.0	$40.59
Signed Leases Not Commenced	62,260	1.5	0.9	—	47,417	1.5	0.7	—	1,371	1.5	—	—	111,048	1.5	—
Available	550,696	13.6	7.6	—	172,863	5.6	2.4	—	4,367	4.6	0.1	—	727,926	10.0	—
Total (2)	4,058,523	100.0%	56.0%	$44.30	3,092,616	100.0%	42.7%	$25.15	93,925	100.0%	1.3%	$102.70	7,245,064	100.0%	$36.88

First Quarter 2024 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2024
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2024 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

First Quarter 2024 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At March 31, 2024				At March 31, 2023
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,058,523	3,507,827		86.4%	4,050,264	3,566,754		88.1%
Retail Properties (square feet)	3,092,616	2,919,753		94.4%	3,092,616	2,902,178		93.8%
Multifamily Properties (units)	2,110	1,959		92.8%	2,110	1,936		91.8%
Mixed-Use Properties (square feet)	93,925	89,558		95.4%	93,925	89,206		95.0%
Mixed-Use Properties (units)	369	331	(3)	89.8%	369	302	(3)	81.9%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,958,253	3,507,827		88.6%	3,949,994	3,566,754		90.3%
Retail Properties (square feet)	3,092,616	2,919,753		94.4%	3,092,616	2,902,178		93.8%
Multifamily Properties (units)	2,110	1,959		92.8%	2,110	1,936		91.8%
Mixed-Use Properties (square feet)	93,925	89,558		95.4%	93,925	89,206		95.0%
Mixed-Use Properties (units)	369	331	(3)	89.8%	369	302	(3)	81.9%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the three months ended March 31, 2024 and 2023.
(4)    Same-store office leased percentages exclude One Beach Street due to significant redevelopment activity and land held for development.

First Quarter 2024 Supplemental Information	Page

TOP TENANTS - OFFICE

As of March 31, 2024
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.2%	3.5%	$27,117,548	13.9%	9.6%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	19,886,757	10.2	7.0
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.4	1.9	13,330,960	6.8	4.7
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	7,076,134	3.6	2.5
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,770,535	2.4	1.7
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.8	1.0	4,587,588	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,558,841	1.8	1.3
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,205,289	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	3,023,074	1.5	1.1
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,521,440	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.7%	18.9%	$89,078,166	45.4%	31.5%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively.
(4)    Name withheld per tenant's request.

First Quarter 2024 Supplemental Information	Page

TOP TENANTS - RETAIL

As of March 31, 2024
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$4,092,000	5.3%	1.4%
2	Sprouts Farmers Market (1)	Carmel Mountain Plaza, Solana Beach Towne Centre, Geary Marketplace	3/31/2025 6/30/2029 9/30/2032	71,431	2.3	1.0	2,121,187	2.7	0.7
3	Marshalls (2)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,822,561	2.3	0.6
4	Nordstrom Rack (3)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.3	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,609,086	2.1	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.8	0.5
7	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	1.7	0.7	1,274,461	1.6	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.5	0.4
9	Michaels (5)	Alamo Quarry Market Carmel Mountain Plaza	2/29/2028 1/31/2029	46,850	1.5	0.6	1,124,218	1.4	0.4
10	Ross	Southbay Marketplace Carmel Mountain Plaza	1/31/2028 1/31/2029	51,125	1.7	0.7	1,115,244	1.4	0.4
	Top 10 Retail Tenants Total			722,259	23.3%	9.9%	$17,548,778	22.4%	6.1%

Notes:
(1)    For Sprouts Farmers Market, 30,973, 14,986 and 25,472 of leased square feet have a lease expiration of March 31, 2025 (Carmel Mountain Plaza), June 30, 2029 (Solana Beach Towne Centre) and September 30, 2032 (Geary Marketplace), respectively.
(2)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and January 31, 2029 (Carmel Mountain Plaza), respectively.
(3)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(4)     For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (Southbay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 23,881 and 22,969 of leased square feet have a lease expiration of February 29, 2028 (Alamo Quarry Market) and January 31, 2029 (Carmel Mountain Plaza), respectively.

First Quarter 2024 Supplemental Information	Page

APPENDIX

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended
	March 31,
	2024	2023
Net income	$24,623	$20,666
Depreciation and amortization	30,217	29,901
Interest expense, net	16,255	15,729
Interest income	(589)	(434)
Income tax expense	260	270
EBITDA	$70,766	$66,132

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended
	March 31,
	2024	2023
EBITDA	$70,766	$66,132
Pro forma adjustments	—	—
Adjusted EBITDA	$70,766	$66,132

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended
	March 31,
	2024	2023
Net income	$24,623	$20,666
Depreciation and amortization	30,217	29,901
Interest expense, net	16,255	15,729
Interest income	(589)	(434)
Income tax expense	260	270
EBITDAre	$70,766	$66,132

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2024	2023
Total NOI	$69,608	$68,616
General and administrative	(8,842)	(8,999)
Depreciation and amortization	(30,217)	(29,901)
Operating Income	$30,549	$29,716
Interest expense, net	(16,255)	(15,729)
Other income, net	10,329	6,679
Net income	$24,623	$20,666
Net income attributable to restricted shares	(196)	(189)
Net income attributable to unitholders in the Operating Partnership	(5,167)	(4,341)
Net income attributable to American Assets Trust, Inc. stockholders	$19,260	$16,136

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2024.

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Total Cash NOI to Net Income	2024	2023
Total Cash NOI	$66,614	$65,668
Non-cash revenue and other operating expenses (1)	2,994	2,948
General and administrative	(8,842)	(8,999)
Depreciation and amortization	(30,217)	(29,901)
Operating income	$30,549	$29,716
Interest expense, net	(16,255)	(15,729)
Other income, net	10,329	6,679
Net income	$24,623	$20,666
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)
	March 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2024	2023
Same-store cash NOI - Excluding construction in progress write-off	$67,298	$65,764
Construction in progress write-off (2)	(523)	—
Same-Store Cash NOI	$66,775	$65,764
Redevelopment Cash NOI (3)	(100)	(114)
Same-Store Cash NOI with Redevelopment	66,675	65,650
Tenant improvement reimbursements	135	141
Total Same-Store Cash NOI with Redevelopment	$66,810	$65,791
Non-Same Store Cash NOI	(196)	(123)
Total Cash NOI	$66,614	$65,668
Non-cash revenue and other operating expenses (4)	2,994	2,948
General and administrative	(8,842)	(8,999)
Depreciation and amortization	(30,217)	(29,901)
Operating income	$30,549	$29,716
Interest expense, net	(16,255)	(15,729)
Other income, net	10,329	6,679
Net income	$24,623	$20,666
(1)    Same-store portfolio excludes One Beach Street due to significant redevelopment activity and land held for development.
(2)    The company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment.
(3)     Redevelopment property refers to One Beach Street and Lloyd Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Comparison of Three Months Ended
March 31, 2024 to 2023
	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X
Torrey Reserve Campus	X		X
Torrey Point	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X
The Landmark at One Market	X		X
One Beach Street		X	X
First & Main	X		X
Lloyd Portfolio	X		X
City Center Bellevue	X		X
Eastgate Office Park	X		X
Corporate Campus East III	X		X
Bel-Spring 520	X		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
La Jolla Commons - Land		X
Solana Crossing - Land		X
Lloyd Portfolio - Land		X	X

First Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2024 Supplemental Information	Page